Exhibit 99(c)(11)

CONFIDENTIAL   2 JULY 2008

DISCUSSION MATERIALS

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

Table of Contents

I	MARKET UPDATE SINCE 5/22 INITIAL INDICATION		1

II	PRO FORMA FINANCIAL ANALYSIS		8

III	STRUCTURAL CONSIDERATIONS		17

IV	EQUITY CAPITAL MARKETS ENVIRONMENT		20

V	TOWER CAPITAL RAISE ALTERNATIVE		24

Appendix			24

	A	Additional Pro Forma Financial Analyses	27
	B	Selected Comparable Public Company Trading Analysis	30
	C	Selected CastlePoint Information	36
	D	Summary of Material Agreements	43
	E	Other	45

I          Market Update Since 5/22 Initial Indication

I   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Comparative Stock Price Performance – Tower vs. CastlePoint

Source: FactSet (6/30/08) and Bloomberg.

(a)          Volume weighted average price.

I   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Recent Trading Performance

	Current Price 6/30/08	Since Initial Indication 5/22/08
Tower	$21.19	(22.4)%
CastlePoint	9.09	(15.1)%

Selected Specialty:
Markel	$367.00	(8.8)%
Navigators	54.05	7.6%
Philadelphia	33.97	(8.7)%
RLI	49.47	(1.6)%
W.R. Berkley	24.16	(11.4)%

Mean		(4.6)%
Median		(8.7)%

Selected Bermuda:
Aspen	$23.67	(7.9)%
Endurance	30.79	(10.1)%
Odyssey Re	35.50	(6.0)%
PartnerRe	69.13	(6.4)%
Platinum Underwriters	32.61	(9.9)%

Mean		(8.1)%
Median		(7.9)%

Memo:
S&P 500	1,280	(8.2)%

Source: FactSet (6/30/08).

I   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Historical Valuation: NTM Price/Earnings

Source: FactSet (6/30/08).

(a)  Includes Aspen, Endurance, PartnerRe, Odyssey Re and Platinum Underwriters.

(b)  Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley.

(c)  Includes ACE, Arch, EverstRe, Max Re and Argo Group.

I   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Historical Valuation: Price/Reported Book Value

Source: FactSet (6/30/08).

(a)  Includes Aspen, Endurance, PartnerRe, Odyssey Re and Platinum Underwriters.

(b)  Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley.

(c)  Includes ACE, Arch, EverstRe, Max Re and Argo Group.

I   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Implied Value of Tower Offer at 0.4513 & 0.4317 Exchange Ratio

Source: FactSet (6/30/08).

(a)  Assumes cash component of $3.17 per CastlePoint share and the remainder as stock consideration.

(b)  Assumes cash component of $3.19 per CastlePoint share and the remainder as stock consideration.

I   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Historical Exchange Ratio – CastlePoint/Tower

Source: FactSet (6/30/08).

I   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

CastlePoint Financial Advisor Response to 5/22 Initial Indication

PURCHASE PRICE

• Seeking $14.50 per CastlePoint share

CONSIDERATION

• Up to 50% of consideration in cash and the remainder in Tower common stock • “Flexible” with respect to amount of cash in transaction

OTHER FEEDBACK

• “Purchase price more important relative to mix of consideration” • “Will consider pro forma trading value of Tower stock received in evaluating an offer from Tower”

II         Pro Forma Financial Analysis

II   PRO FORMA FINANCIAL ANALYSIS

Accretion/(Dilution) Analysis Overview

2009E pre-tax transaction adjustments at illustrative $12.32 purchase price (36% premium to current)

•                  Transaction close: December 2008

•                  Consideration: Cash and Tower common stock

•                  Financing:

•                  Bridge Loan: Commitment fee (on $145mm) used in transaction; draw fee on only $70mm (assumes private placement of term loan executed pre-closing)

•                  Term Loan: $75mm used to reduce bridge loan

•                  Cash: $70mm

•                  Assumes bridge is repaid the 6 months following close

•                  Foregone interest income: 5.5% (~ $4mm)

•                  Common Equity: Issued for balance of transaction consideration

•                  Assumes gain on sale of CastlePoint stock (~ $6mm) is taxed at 35% rate

•                  Purchase accounting adjustments:

•                  Limited estimated intangibles: ~ $8mm (amortized over 10 years)

•                  Loss from TRM accounting change from brokerage to insurance company: ~ $6mm (first 12 months)

•                  Loss of equity income in CastlePoint: ~ $6mm

•                  Estimated transaction costs: $20mm

•                  Loss of Bermuda tax benefit: ~ $30mm (assumes ~ 35% tax rate)

•                  Increased earnings from shift towards higher margin business mix (e.g., reduced reinsurance business and increased primary business): ~ $3mm

•                  Loss from impact of external reinsurance: ~ $6mm

•                  Expense synergies: ~ $6mm

•                  Adjustments tax effected at Tower effective tax rate (~ 35%)

•                  Assumes Tower standalone dividend per share maintained following close

II   PRO FORMA FINANCIAL ANALYSIS

Indicative Bridge Loan Terms

FACILITY

• $145mm Bridge Loan

TENOR

• Commitment Letter Expiration: Seven months from acceptance • Bridge Loan: Six months from close of the bridge facility

CONDITIONS PRECEDENT TO CLOSE

• “Typical” for a transaction of this nature including but not limited to:

•     Minimum A.M. Best Financial Strength rating at close: A-

COLLATERAL

• Unsecured; Collateral will be delivered in the event that the Company’s A.M. Best Financial Strength falls below “A-”

COVENANTS

•     Debt / Capitalization: ≤ 35.0%

•     Fixed Charge Coverage Ratio

•     Minimum Net Worth

UNUSED FEE FOR COMMITMENT LETTER

• 25 bps on the amount of the Commitment Letter, beginning upon acceptance and due quarterly in arrears until the Bridge Facility is closed

PRICING FOR BRIDGE FACILITY

• LIBOR plus margin(a) • At close: 350 bps • After 3 months: 450-500 bps

STRUCTURING/ ADVISORY FEES

• Upon acceptance of the Commitment Letter: 100 bps in the Commitment Letter • Upon funding of the Bridge Facility: 200 bps in the Bridge Facility drawn amount

(a)  Assumes a LIBOR floor (level TBD).

II   PRO FORMA FINANCIAL ANALYSIS

Private Term Debt Placement

FACILITY

• $75mm

TIMELINE

• 9 week process from engagement to closing

MATURITY

• 5 years

FIXED COUPON

• 7.59-8.09%

FEES

• 100 bps on total amount raised

OTHER

• Will be marketed on a “best efforts” basis

II   PRO FORMA FINANCIAL ANALYSIS

Transaction Sources and Uses
($ in millions, except per share amounts)

		5/22 Initial Offer
	Tower	Current	Fixed	Price Paid per CastlePoint Share
	Statistic	$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium to Current Share Price ($9.09)		13%	36%	21%	27%	32%	38%	43%	49%

Sources:
Tower Equity Issued		$246.3	$324.6	$274.2	$293.3	$312.4	$331.5	$350.6	$369.7
Debt (Bridge)		75.0	75.0	75.0	75.0	75.0	75.0	75.0	75.0
Cash (Bridge)		70.0	70.0	70.0	70.0	70.0	70.0	70.0	70.0
Tower Ownership in CastlePoint		26.2	31.5	28.1	29.4	30.7	31.9	33.2	34.5
Total Sources		$417.5	$501.1	$447.3	$467.7	$488.1	$508.4	$528.8	$549.2

Uses:
Equity Purchase Price		$393.6	$475.3	$422.7	$442.6	$462.6	$482.5	$502.4	$522.4
Transaction Costs		20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0
Tax on Gain from Sale of Tower
Ownership in CastlePoint		3.9	5.8	4.6	5.0	5.5	5.9	6.4	6.8
Total Uses		$417.5	$501.1	$447.3	$467.7	$488.1	$508.4	$528.8	$549.2

Leverage:
Debt + Hybrids/Capital	22%	34%	31%	33%	32%	31%	31%	30%	30%
Moody’s Debt/Tangible Capital (a)	18%	31%	27%	31%	31%	27%	27%	27%	27%
Debt + Hybrids/Tangible Capital	24%	38%	33%	38%	38%	33%	33%	33%	33%

Consideration Mix (b):
Stock		67%	73%	69%	71%	72%	74%	75%	76%
Cash		33%	27%	31%	29%	28%	26%	25%	24%

Note: Assumes Tower share price of $21.19 and CastlePoint share price of $9.09.

•                             Assumes 25% equity credit for trust preferreds, in accordance with Moody’s rating methodology.

•                             Excludes CastlePoint shares held by Tower.

II   PRO FORMA FINANCIAL ANALYSIS

Pro Forma 2009E EPS Accretion/(Dilution)

2009E EPS Accretion/(Dilution) - %

		Premium to CastlePoint Current Share Price
		$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
		13%	36%	21%	27%	32%	38%	43%	49%
Volume Weighted Average Price
Current Price	$21.19	31%	(7)%	13%	1%	(5)%	(7)%	(10)%	(12)%
30 Day	24.47	37%	(1)%	19%	7%	(0)%	(2)%	(4)%	(6)%
45 Day	24.94	38%	(1)%	19%	7%	1%	(2)%	(4)%	(6)%
60 Day	25.11	38%	(1)%	20%	8%	1%	(1)%	(3)%	(6)%
90 Day	25.30	39%	(0)%	20%	8%	1%	(1)%	(3)%	(5)%

2009E EPS Accretion/(Dilution) - $

		Premium to CastlePoint Current Share Price
		$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
		13%	36%	21%	27%	32%	38%	43%	49%
Volume Weighted Average Price
Current Price	$21.19	$1.08	$(0.23)	$0.45	$0.04	$(0.18)	$(0.26)	$(0.33)	$(0.41)
30 Day	24.47	1.29	(0.05)	0.64	0.23	(0.00)	(0.08)	(0.15)	(0.22)
45 Day	24.94	1.31	(0.03)	0.67	0.25	0.02	(0.05)	(0.13)	(0.20)
60 Day	25.11	1.32	(0.02)	0.68	0.26	0.03	(0.05)	(0.12)	(0.19)
90 Day	25.30	1.34	(0.01)	0.69	0.27	0.04	(0.04)	(0.11)	(0.18)

Implied Aggregate Exchange Ratio

		Premium to CastlePoint Current Share Price
		$10.27		$12.32		$11.00		$11.50		$12.00		$12.50		$13.00		$13.50
		13%		36%		21%		27%		32%		38%		43%		49%
Volume Weighted Average Price
Current Price	$21.19	0.4847	x	0.5814	x	0.5191	x	0.5427	x	0.5663	x	0.5899	x	0.6135	x	0.6371	x
30 Day	24.47	0.4196		0.5034		0.4495		0.4699		0.4903		0.5107		0.5312		0.5516
45 Day	24.94	0.4118		0.4941		0.4411		0.4612		0.4812		0.5013		0.5213		0.5414
60 Day	25.11	0.4090		0.4907		0.4381		0.4580		0.4779		0.4978		0.5177		0.5377
90 Day	25.30	0.4059		0.4869		0.4348		0.4545		0.4743		0.4940		0.5138		0.5336

II   PRO FORMA FINANCIAL ANALYSIS

Pro Forma 2010E EPS Accretion/(Dilution)

2010E EPS Accretion/(Dilution) - %

		Premium to CastlePoint Current Share Price
		$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
		13%	36%	21%	27%	32%	38%	43%	49%
Volume Weighted Average Price
Current Price	$21.19	8%	(3)%	4%	1%	(2)%	(4)%	(6)%	(8)%
30 Day	24.47	13%	2%	9%	6%	4%	1%	(1)%	(3)%
45 Day	24.94	14%	3%	10%	7%	4%	2%	(0)%	(2)%
60 Day	25.11	14%	3%	10%	7%	5%	2%	0%	(2)%
90 Day	25.30	14%	3%	10%	7%	5%	3%	0%	(2)%

2010E EPS Accretion/(Dilution) - $

		Premium to CastlePoint Current Share Price
		$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
		13%	36%	21%	27%	32%	38%	43%	49%
Volume Weighted Average Price
Current Price	$21.19	$0.33	$(0.13)	$0.15	$0.04	$(0.07)	$(0.16)	$(0.26)	$(0.34)
30 Day	24.47	0.53	0.09	0.36	0.25	0.15	0.06	(0.03)	(0.12)
45 Day	24.94	0.56	0.12	0.39	0.28	0.18	0.09	(0.00)	(0.09)
60 Day	25.11	0.57	0.13	0.40	0.29	0.19	0.10	0.01	(0.08)
90 Day	25.30	0.58	0.14	0.41	0.30	0.20	0.11	0.02	(0.07)

Implied Aggregate Exchange Ratio

		Premium to CastlePoint Current Share Price
		$10.27		$12.32		$11.00		$11.50		$12.00		$12.50		$13.00		$13.50
		13%		36%		21%		27%		32%		38%		43%		49%
Volume Weighted Average Price
Current Price	$21.19	0.4847	x	0.5814	x	0.5191	x	0.5427	x	0.5663	x	0.5899	x	0.6135	x	0.6371	x
30 Day	24.47	0.4196		0.5034		0.4495		0.4699		0.4903		0.5107		0.5312		0.5516
45 Day	24.94	0.4118		0.4941		0.4411		0.4612		0.4812		0.5013		0.5213		0.5414
60 Day	25.11	0.4090		0.4907		0.4381		0.4580		0.4779		0.4978		0.5177		0.5377
90 Day	25.30	0.4059		0.4869		0.4348		0.4545		0.4743		0.4940		0.5138		0.5336

II   PRO FORMA FINANCIAL ANALYSIS

Illustrative Pro Forma Impact (12/08 Close)
($ in millions, except per share amounts)

		5/22 Initial Offer
	Tower	Current	Fixed	Price Paid per CastlePoint Share
	Statistic	$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium to Current Share Price ($9.09)		13%	36%	21%	27%	32%	38%	43%	49%

Pro Forma Financial Data:
2009E EPS	$3.44	$4.52	$3.21	$3.89	$3.49	$3.26	$3.18	$3.11	$3.04
Book Value per Share (12/31/08):
Reported	$15.63	$17.48	$17.84	$17.62	$17.71	$17.79	$17.87	$17.94	$18.02
Tangible	13.89	14.49	16.18	13.93	13.57	16.44	16.04	15.66	15.29
2009E ROAE	20%	23%	17%	20%	18%	17%	17%	16%	16%

Implied Pro Forma Share Price at 2009E P/E Multiple of:
6.7x		$30.28	$21.53	$26.07	$23.37	$21.87	$21.34	$20.83	$20.35
8.0		36.15	25.71	31.12	27.90	26.12	25.48	24.88	24.30
9.0		40.67	28.92	35.01	31.39	29.38	28.66	27.99	27.34
10.0		45.19	32.13	38.90	34.88	32.65	31.85	31.09	30.38
12/08 Tower Standalone Share Price at 6.7x 2009E Earnings	$3.44	$22.98	$22.98	$22.98	$22.98	$22.98	$22.98	$22.98	$22.98
% Change from Current	21.19	8%	8%	8%	8%	8%	8%	8%	8%

Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of:
6.7x		32%	(6)%	13%	2%	(5)%	(7)%	(9)%	(11)%
8.0		57%	12%	35%	21%	14%	11%	8%	6%
9.0		77%	26%	52%	37%	28%	25%	22%	19%
10.0		97%	40%	69%	52%	42%	39%	35%	32%

Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of:
6.7x		43%	2%	23%	10%	3%	1%	(2)%	(4)%
8.0		71%	21%	47%	32%	23%	20%	17%	15%
9.0		92%	36%	65%	48%	39%	35%	32%	29%
10.0		113%	52%	84%	65%	54%	50%	47%	43%

Note: Assumes Tower share price of $21.19 and CastlePoint share price of $9.09.

II   PRO FORMA FINANCIAL ANALYSIS

“Has/Gets” Analysis – CastlePoint Shareholder Perspective at Closing
($ in millions, except per share amounts)

5/22 Initial Offer
CastlePoint	Current	Fixed	Price Paid per CastlePoint Share
Statistic	$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium to Current Share Price	$9.09	13%	36%	21%	27%	32%	38%	43%	49%

Pro Forma 2009E EPS	$4.52	$3.21	$3.89	$3.49	$3.26	$3.18	$3.11	$3.04
Implied Exchange Ratio (Ex ~ $120mm Cash)	0.3249	x	0.4252	x	0.3607	x	0.3852	x	0.4096	x	0.4340	x	0.4584	x	0.4828	x
Pro Forma 2009E EPS per CastlePoint Share	$1.47	$1.37	$1.40	$1.34	$1.34	$1.38	$1.43	$1.47

Implied Stock Consideration per CastlePoint Share at 2009E P/E Multiple of:
6.7x	$9.84	$9.15	$9.40	$9.00	$8.96	$9.26	$9.55	$9.83
8.0	11.75	10.93	11.23	10.75	10.70	11.06	11.40	11.73
9.0	13.22	12.30	12.63	12.09	12.03	12.44	12.83	13.20
10.0	14.68	13.66	14.03	13.43	13.37	13.82	14.25	14.67
Plus: Cash Consideration per CastlePoint Share	$3.38	$3.31	$3.36	$3.34	$3.32	$3.30	$3.29	$3.27

Implied Total Consideration per CastlePoint Share at 2009E P/E Multiple of:
6.7x	$13.22	$12.46	$12.76	$12.34	$12.28	$12.56	$12.84	$13.10
8.0	15.13	14.24	14.58	14.09	14.02	14.36	14.69	15.00
9.0	16.60	15.61	15.99	15.43	15.36	15.74	16.11	16.47
10.0	18.07	16.97	17.39	16.77	16.69	17.13	17.54	17.94
12/08 CastlePoint Standalone Share Price at 0.83x Book Value (12/31/08)	$12.32	$10.22	$10.22	$10.22	$10.22	$10.22	$10.22	$10.22	$10.22
% Change from Current	9.09	12%	12%	12%	12%	12%	12%	12%	12%

Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of:
6.7x	29%	22%	25%	21%	20%	23%	26%	28%
8.0	48%	39%	43%	38%	37%	41%	44%	47%
9.0	62%	53%	56%	51%	50%	54%	58%	61%
10.0	77%	66%	70%	64%	63%	68%	72%	76%
Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of:
6.7x	45%	37%	40%	36%	35%	38%	41%	44%
8.0	66%	57%	60%	55%	54%	58%	62%	65%
9.0	83%	72%	76%	70%	69%	73%	77%	81%
10.0	99%	87%	91%	85%	84%	88%	93%	97%

Note: Assumes Tower share price of $21.19 and CastlePoint share price of $9.09.

II   PRO FORMA FINANCIAL ANALYSIS

Analysis at Various Prices
($ in millions, except per share amounts)

			5/22 Initial Offer
	CastlePoint		Current		Fixed		Price Paid per CastlePoint Share
	Statistic		$10.27		$12.32		$11.00		$11.50		$12.00		$12.50		$13.00		$13.50
Implied Premium to Current Share Price	$9.09		13%		36%		21%		27%		32%		38%		43%		49%

Implied Aggregate Equity Value			$394		$475		$423		$443		$463		$483		$502		$522

Price as a Multiple of:
Earnings per Share:
2008E	$1.80	(a)	5.7	x	6.9	x	6.1	x	6.4	x	6.7	x	7.0	x	7.2	x	7.5	x
2009E	2.37	(a)	4.3		5.2		4.6		4.8		5.1		5.3		5.5		5.7
2010E	2.69	(a)	3.8		4.6		4.1		4.3		4.5		4.6		4.8		5.0
Book Value per Share (3/31/08):
Reported	$10.96		0.94	x	1.12	x	1.00	x	1.05	x	1.09	x	1.14	x	1.19	x	1.23	x
Diluted			0.94		1.13		1.01		1.05		1.10		1.15		1.20		1.24

Pro Forma Tower Ownership:
All Stock			57%		53%		56%		55%		53%		52%		52%		51%
Including Cash			67%		61%		64%		63%		61%		60%		59%		57%

Acquisition Premia:
Current Share Price	$9.09		13%		36%		21%		27%		32%		38%		43%		49%
1-Week Avg. Share Price	9.55		8%		29%		15%		20%		26%		31%		36%		41%
1-Month Avg. Share Price	10.06		2%		23%		9%		14%		19%		24%		29%		34%
52-Week High	15.00		(32)%		(18)%		(27)%		(23)%		(20)%		(17)%		(13)%		(10)%
52-Week Low	9.09		13%		36%		21%		27%		32%		38%		43%		49%

Implied Aggregate Exchange Ratio			0.4847	x	0.5814	x	0.5191	x	0.5427	x	0.5663	x	0.5899	x	0.6135	x	0.6371	x

Premium/(Disc.) to Historical Avg.:
1-Month	0.4096	x	18%		42%		27%		32%		38%		44%		50%		56%
3-Months	0.3958		22%		47%		31%		37%		43%		49%		55%		61%
6-Months	0.4060		19%		43%		28%		34%		39%		45%		51%		57%
1-Year	0.4139		17%		40%		25%		31%		37%		43%		48%		54%

Note: Assumes Tower share price of $21.19 and CastlePoint share price of $9.09.

•        Based on management projections.

III        Structural Considerations

III STRUCTURAL CONSIDERATIONS

Summary of Structural Considerations

•                  Transactions involving stock consideration generally use either a fixed value or a fixed ratio in determining the consideration to be paid to target shareholders

•                  Fixed value: number of acquiror shares varies to deliver a fixed value to the target at closing

•                  Fixed ratio: exchange ratio of acquiror shares to target shares is fixed

•                  In a cash and stock transaction, there are two general mechanisms for allocating consideration among target shareholders

•                  Cash election: target shareholders individually elect to receive cash or stock (or a combination thereof), subject to proration as necessary to maintain aggregate consideration mix

•                  Pro rata: target shareholders receive a pre-determined allocation of cash and stock

III STRUCTURAL CONSIDERATIONS

Comparison of Exchange Mechanisms

		FIXED RATIO		FIXED VALUE
MECHANISM	•	Exchange ratio of acquiror shares to target shares is fixed	•	Number of acquiror shares varies to deliver a fixed value to the target at closing

BENEFITS TO ACQUIROR	•	Fixed number of shares being issued provides set share dilution unless walk-away or other rights are included	•	Acquiror keeps upside in its own stock unless a walk-away or price cap is included

DISADVANTAGES TO ACQUIROR	•	Acquiror gives up upside in its own stock unless walk-away or other rights are included	•	Potential for unlimited share dilution to acquiror if acquiror stock declines unless a walk-away or floor price is included

BENEFITS TO TARGET	•	Potential upside if acquiror stock rises prior to closing unless walk-away or other rights are included	•	Full downside-protection with guaranteed value at closing unless a walk-away or floor price is included

DISADVANTAGES TO TARGET	•	Possibility of downside if acquiror stock declines prior to closing unless walk-away or other rights are included	•	No upside in acquiror stock unless a walk- away or cap price is included; potentially diluted stake in combined firm

III STRUCTURAL CONSIDERATIONS

Exchange Mechanism Illustration

Assumptions

Initial Indication (High)	$12.32

Current Tower Share Price (6/30/08)	$21.19

Consideration Mix at Initial Value:
Stock	74%
Cash	26%

Illustrative Tower Share Price at Closing

	Fixed Ratio						Fixed Value
	6/30/08		Midpoint		5/22/08		6/30/08		Midpoint		5/22/08
	$21.19		$24.24		$27.29		$21.19		$24.24		$27.29
Stock Exchange Ratio	0.3351	x	0.3351	x	0.3351	x	0.4317	x	0.3774	x	0.3351	x

Value of Tower Shares at Closing	$7.10		$8.12		$9.14		$9.15		$9.15		$9.14
Value of Cash at Closing	3.17		3.17		3.17		3.17		3.17		3.17
Value of Total Consideration at Closing	$10.27		$11.29		$12.32		$12.32		$12.32		$12.32
Tower Shares Issued at Closing vs. Current Share Price

IV       Equity Capital Markets Environment

IV EQUITY CAPITAL MARKETS ENVIRONMENT

U.S. Consumers Under Pressure – Key Economic Indicators

YEAR-OVER-YEAR REAL GDP GROWTH

HOME PRICES (S&P CASE-SHILLER INDEX)

YEAR-OVER-YEAR CONSUMER EXPENDITURE GROWTH

UNEMPLOYMENT RATE

Sources: World Bank, S&P, U.S. Department of Labor and International Labor Organization.

IV EQUITY CAPITAL MARKETS ENVIRONMENT

Financial Markets are Volatile – Macroeconomic Trends

2-YEAR & 10-YEAR U.S. TREASURY YIELD

CREDIT SPREADS

INDEXED EQUITY MARKET VOLATILITY (VIX INDEX)

INDEXED U.S. DOLLAR EXCHANGE RATES

Sources: Equity research, Bloomberg and FactSet (6/30/08).

IV EQUITY CAPITAL MARKETS ENVIRONMENT

Equity Market Environment vs. Fed Funds Rate

Sources: FactSet (6/30/08).

IV EQUITY CAPITAL MARKETS ENVIRONMENT

Equity Capital Markets (ECM) Environment (1Q 2008)
($ in billions)

•                             ECM volume from US issuers fell 8% to $55bn in 1Q 2008 from $60bn in 1Q 2007

•         108 deals priced in 1Q 2008, the lowest quarterly total since 1Q 2003 and less than half the 223 deals seen in 1Q 2007

•         41 withdrawn/postponed ECM deals in 1Q 2008 which were expected to raise $9bn, the highest total since 4Q 2000

•         Increased market volatility, continuing credit issues and resulting uncertainty for U.S. economic outlook are among the factors perceived to be impacting new issuance

•                             IPO volume was up 144% in 1Q 2008 as $25bn was raised via 21 deals; up from $10bn via 58 deals in 1Q 2007

•         Increase driven by record $20bn IPO from Visa and increased special purpose acquisition entity (BCC/SPACs) issuance ($4bn)

•         Aside from Visa and BCC/SPACs there were just ten IPOs (vs. 25 in 1Q 2007) for a total of $1bn, five of which priced below or at the bottom of their pricing range

•                             Convertible volume fell 34% to $17bn from $26bn in 1Q 2007 despite large self-led offerings from Banc of America ($7bn) and Citigroup ($3bn)

•                             US ECM backlog shows 138 deals in the pipeline slated to raise $28bn compared to $22bn via 116 deals at the end of 1Q 2007

U.S. ISSUER ECM VOLUME BY DEAL TYPE SINCE 2002 ($ BN)

Follow-On	$ 17	$ 26	$ 9	$ 13	$ 9	$ 16	$ 22	$ 22	$ 31	$ 23	$ 15	$ 21	$ 18	$ 17	$ 27	$ 30	$ 31	$ 23	$ 16	$ 27	$ 24	$ 30	$ 14	$ 21	$ 14

IPO	30	12	3	9	13	40	16	15	16	12	6	11	7	8	9	16	13	23	11	25	26	29	12	27	17

Convertible	30	12	3	9	13	40	16	15	16	12	6	11	7	8	9	16	13	23	11	25	26	29	12	27	17

Source: Dealogic.

V         Tower Capital Raise Alternative

V TOWER CAPITAL RAISE ALTERNATIVE

Tower Capital Raising Assumptions

PRIOR CASE

•	Capital Raise Assumptions:

	•	New shares of common stock are issued beginning in 2008 in order to reduce cessions to CastlePoint; $306 million in aggregate

	•	New common stock is issued at a 10x forward P/E multiple

	•	Underwriting fee and legal/other expenses of 6%

	•	Senior debt is issued beginning in 2009; $202 million in aggregate

	•	Approximate interest rate of 8% (interest rate inclusive of fees)

	•	Target BCAR ratio between 180 and 195 (consistent with “A-2” Case) to support reduced cessions

•	Scenario Assumptions:

	•	Brokerage premium volumes consistent with “A-2” Case

	•	Program business no longer written by Tower on behalf of CastlePoint

	•	Gross expense and loss ratios are consistent with “A-2” Case

	•	Annual dividend assumption consistent with “A-2” Case ($0.20 per share)

REVISED CASE

•	Capital Raise Assumptions:

	•	New shares of common stock are issued beginning in 2008 in order to reduce cessions to CastlePoint; $172 million in aggregate through 2012

	•	New common stock is issued at a 10x forward P/E multiple

	•	Underwriting fee and legal/other expenses of 6%

	•	Financial leverage consistent with combined TWGP/CPHL model

	•	Ceded premiums for brokerage business consistent with combined TWGP/CPHL model

	•	Senior debt is issued beginning in 2009; $128 million in aggregate through 2012

	•	Approximate interest rate of 8% (interest rate inclusive of fees)

	•	Target BCAR ratio between 190 and 205 (consistent with combined TWGP/CPHL model)

•	Scenario Assumptions:

	•	Brokerage premium volumes consistent with “A-2” Case

	•	Program business no longer written by Tower on behalf of CastlePoint

	•	Gross expense and loss ratios are consistent with “A-2” Case

	•	Annual dividend assumption consistent with “A-2” Case ($0.20 per share)

	•	Third-party cessions consistent with “TWGP/CPHL” case

V TOWER CAPITAL RAISE ALTERNATIVE

Tower/CastlePoint Transaction vs. Tower Capital Raise
($ in millions, except per share amounts)

•                             Management has developed an illustrative case that achieves brokerage premium volumes consistent with the “A-2” management plans, while raising capital in order to retain additional business presently ceded to CastlePoint. Capital raised is consistent with management’s combined TWGP/CPHL model debt-to-total capital ratio. Brokerage cessions are also consistent with management forecasts

•                            Management is uncertain whether they would receive 100% equity credit from rating agencies for debt raised at the holding company level and contributed to downstream statutory entities

•                            Analysis does not explicitly consider potential near-term M&A opportunities that may be pursued with additional capital flexibility

	Tower	Tower/CastlePoint (a)			CAGR/	Capital Raise			CAGR/	% Change/Absolute Difference
	2008E	2009E	2010E	2012E (b)	Avg.	2009E	2010E	2012E	Avg.	2009E	2010E	2012E
Revenues (c):
GPW	$672.6	$1,245.2	$1,494.3	$2,151.7	20%	$840.1	$1,008.1	$1,451.6	20%	48%	48%	48%
% Ceded	51%	28%	32%	36%	32%	31%	34%	38%	35%	(3)%	(2)%	(2)%
NPW	329.4	900.4	1,012.8	1,366.4	15%	578.5	664.1	894.9	16%	56%	53%	53%
Total Revenues	489.4	1,088.3	1,215.0	1,674.1	15%	611.3	805.6	1,123.5	22%	78%	51%	49%

Earnings:
Net Income	$68.5	$124.7	$152.9	$221.8	21%	$82.7	$108.5	$158.7	24%	51%	41%	40%
Earnings per Share	2.95	3.52	4.32	6.27	21%	3.22	4.07	5.76	21%	10%	6%	9%
WA FD Shares (mm)	23.2	35.4	35.4	35.4		25.7	26.7	27.6

Selected Statistics:
EoP Invested Assets (c)	$860.6	$2,061.1	$2,435.7	$3,509.9	19%	$1,336.0	$1,672.5	$2,423.6	22%	54%	46%	45%
EoP Equity	371.9	804.5	950.4	1,341.1	19%	523.1	664.5	992.7	24%	54%	43%	35%
Book Value per Share		22.93	27.09	38.23	19%	20.38	24.98	36.06	21%	13%	8%	6%
ROAE	20%	17%	17%	18%	17%	18%	18%	18%	18%	(1)%	(1)%	0%
Net Income Margin	14%	11%	13%	13%	12%	14%	13%	14%	14%	(2)%	(1)%	(1)%
BCAR (c)	194%	193%	203%	202%	199%	194%	203%	201%	199%	(1)%	0%	0%
Debt/Capital	26%	28%	25%	19%	24%	28%	24%	19%	24%	0%	0%	0%

(a)                     Assumes a $12.32 purchase price per share and a Tower share price of $27.29.

(b)                    Based on net income from combined model and pro forma share count as calculated by Lazard.

(c)                     Based on combined model for Tower/CastlePoint.

V TOWER CAPITAL RAISE ALTERNATIVE

Tower Public Market Valuation Summary
($ in millions, except per share amounts)

1-YEAR PRICE/VOLUME HISTORY

1-YEAR INDEXED TOTAL RETURN HISTORY

SUMMARY FINANCIAL INFORMATION AND VALUATION STATISTICS (LTM ENDED 3/31/08)

LTM Operating Revenues (b)	$453.9
LTM Net Operating Income	58.5
Adjusted Shareholders’ Equity (c)	332.0
Debt	101.0

2008E EPS (d)	$2.95
2009E EPS (d)	3.40
Indicated Annual Dividend	0.20
Long-Term Growth Rate	22.5%
2008E ROE (d)	20.3%
Debt/Total Capital	24.3%

Share Price (06/30/08)	$21.19
Diluted Shares Outstanding (mm)	23.5
FD Market Equity Value	$498.4

Price/2008E EPS (d)	7.2	x
Price/2009E EPS (d)	6.2
Price/Book Value	1.57	x
Price/Adjusted Book Value (c)	1.49

Ind. Dividend Yield/’08E Payout	0.9/6.8%
52-Week Low (06/30/08)/High (12/24/07)	$21.19/$35.50

Source: FactSet (6/30/08) and company filings.

(a)                     Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley.

(b)                    Excluding net realized gains (losses).

(c)                     Excludes accumulated other comprehensive income (AOCI).

(d)                    IBES median consensus.

Appendix

A         Additional Pro Forma Financial Analyses

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES

Pro Forma Income Statement
($ in millions, except per share amounts)

Illustrative $12.32 purchase price (36% premium to current share price)

	2008E	2009E	2010E
Standalone Net Income:
Tower	$67.7	$80.0	$94.6
CastlePoint	69.3	91.6	103.8
Subtotal	$137.0	$171.6	$198.4

Adjustments:
Pre-Closing CastlePoint Net Income	$(63.5)	—	—
Cost Savings	—	$3.6	$4.7
Interest Expense	(0.6)	(5.8)	(3.8)
Amortization of Identifiable Intangibles	(0.0)	(0.5)	(0.5)
Amortization of Debt Issuance Fee	(0.0)	(0.1)	(0.1)
Amortization of Bridge Loan Fees	(0.8)	(1.5)	—
Loss of Equity Income from CastlePoint	(0.3)	(3.9)	(4.9)
Foregone Interest Income on Cash	(0.2)	(2.5)	(2.5)
Shift in Business Mix	—	2.1	6.6
Change in TRM Accounting	(0.4)	(4.1)	(0.9)
Impact of External Reinsurance Ceded	—	(3.8)	(10.0)
CastlePoint Tax Adjustment	(1.9)	(30.5)	(34.1)
Subtotal	$(67.7)	$(46.9)	$(45.5)

Pro Forma Net Income	$69.3	$124.7	$152.9

WA Diluted Shares (mm):
Pro Forma	24.8	38.8	38.8
Tower Standalone	23.2	23.2	23.2

Earnings per Share:
Pro Forma	$2.80	$3.21	$3.94
Tower Standalone	2.92	3.44	4.07

Accretion/(Dilution):
$	$(0.12)	$(0.23)	$(0.13)
%	(4.0)%	(6.7)%	(3.2)%

Source: FactSet (6/30/08), company filings and management projections.

Note: Assumes Tower share price of $21.19 and CastlePoint share price of $9.09.

Note: Standalone data based on management projections.

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES

Pro Forma 2009E BVPS Accretion/(Dilution)

2009E BVPS Accretion/(Dilution) - %

		Premium to CastlePoint Current Share Price
		$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
		13%	36%	21%	27%	32%	38%	43%	49%
Volume Weighted Average Price
Current Price	$21.19	16%	11%	13%	11%	11%	11%	11%	11%
30 Day	24.47	21%	17%	19%	17%	17%	17%	17%	17%
45 Day	24.94	22%	18%	19%	18%	18%	18%	18%	18%
60 Day	25.11	22%	18%	20%	18%	18%	18%	18%	19%
90 Day	25.30	22%	18%	20%	19%	18%	18%	19%	19%

2009E BVPS Accretion/(Dilution) - $

		Premium to CastlePoint Current Share Price
		$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
		13%	36%	21%	27%	32%	38%	43%	49%
Volume Weighted Average Price
Current Price	$21.19	$2.93	$2.00	$2.45	$2.14	$2.00	$2.00	$2.00	$2.00
30 Day	24.47	3.96	3.19	3.53	3.26	3.16	3.20	3.25	3.29
45 Day	24.94	4.09	3.34	3.67	3.40	3.30	3.36	3.41	3.46
60 Day	25.11	4.14	3.39	3.72	3.45	3.36	3.41	3.47	3.52
90 Day	25.30	4.19	3.46	3.78	3.51	3.42	3.48	3.53	3.59

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES

Pro Forma 2010E BVPS Accretion/(Dilution)

2010E BVPS Accretion/(Dilution) - %

		Premium to CastlePoint Current Share Price
		$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
		13%	36%	21%	27%	32%	38%	43%	49%
Volume Weighted Average Price
Current Price	$21.19	14%	8%	11%	10%	9%	8%	8%	7%
30 Day	24.47	20%	15%	17%	15%	15%	14%	14%	14%
45 Day	24.94	20%	15%	18%	16%	15%	15%	15%	15%
60 Day	25.11	21%	16%	18%	17%	16%	16%	15%	15%
90 Day	25.30	21%	16%	18%	17%	16%	16%	16%	16%

2010E BVPS Accretion/(Dilution) - $

		Premium to CastlePoint Current Share Price
		$10.27	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
		13%	36%	21%	27%	32%	38%	43%	49%
Volume Weighted Average Price
Current Price	$21.19	$3.25	$1.89	$2.60	$2.19	$1.95	$1.86	$1.77	$1.69
30 Day	24.47	4.49	3.30	3.90	3.52	3.33	3.29	3.25	3.21
45 Day	24.94	4.65	3.48	4.07	3.69	3.51	3.47	3.43	3.40
60 Day	25.11	4.70	3.55	4.13	3.76	3.57	3.54	3.50	3.47
90 Day	25.30	4.77	3.62	4.20	3.83	3.64	3.61	3.58	3.55

B Selected Comparable Public Company Trading Analysis

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

Comparable Bermuda Public Company Trading Analysis

($ in millions, except per share data)

			Summary Statistics				Selected Comparable Public Companies
	CastlePoint		Mean		Median		Aspen		Endurance		Odyssey Re		PartnerRe		Platinum
Market Data:
Ticker	CPHL						AHL		ENH		ORH		PRE		PTP
Current Share Price	$9.09						$23.67		$30.79		$35.50		$69.13		$32.61
% of 52W High	61%		80%		81%		78%		71%		81%		83%		86%
% of 52W Low	100%		103%		103%		105%		100%		108%		100%		103%
FD Market Capitalization	$350						$2,079		$2,025		$2,370		$3,853		$1,849

Price as a Multiple of:
EPS:
2008E (a)	5.2	x	7.0	x	5.8	x	5.8	x	5.2	x	11.7	x	6.7	x	5.8	x
2009E (a)	4.1		7.0		6.2		5.5		5.2		11.0		6.8		6.2

Book Value (3/31/08):
Reported (b)	0.83	x	0.87	x	0.88	x	0.81	x	0.79	x	0.88	x	0.95	x	0.91	x
Adjusted (c)	0.81		0.90		0.89		0.86		0.81		0.91		1.01		0.89

Selected Ratios:
Long-Term Growth Rate (a)	13.5%		10.6%		12.0%		10.0%		12.0%		13.5%		5.0%		12.5%
‘08 - ‘09 EPS Growth	25.7%		0.6%		0.0%		6.5%		0.0%		5.9%		(2.2)%		(7.2)%
2008E PEG Ratio	0.38	x	0.74	x	0.58	x	0.58	x	0.43	x	0.87	x	1.34	x	0.46	x
2008E ROE (a)	15.2%		13.5%		14.4%		14.4%		15.5%		7.7%		14.0%		16.1%
2009E ROE (a)	16.7		12.4%		13.3%		13.3%		14.6%		7.3%		13.0%		13.9%
Indicated Dividend Yield	2.2%		2.0%		2.5%		2.5%		3.2%		0.7%		2.7%		1.0%
Debt/Total Capital	24.2%		14.2%		15.3%		9.1%		16.1%		15.3%		18.4%		12.4%
2007 GPW/BV	0.80	x	0.98	x	0.89	x	0.89	x	0.86	x	1.25	x	1.12	x	0.76	x
2007 NPW/BV	0.80		0.90		0.76		0.76		0.76		1.16		1.10		0.70
2007 GAAP Combined Ratio	93.9%		84.0%		81.0%		83.0%		79.9%		95.5%		80.4%		81.0%
Ratings (A.M. Best/S&P/Moody’s)	A-/—/—						A/A/A2		A/A/A2		A/A-/A3		A+/AA-/Aa3		A/—/—

Source: FactSet (6/30/08) and company filings.

(a)       IBES median consensus.

(b)       Based on common shareholders’ equity.

(c)       Excludes accumulated other comprehensive income (AOCI).

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

Comparative Public Market Trading Statistics

($ in millions, except per share amounts)

	Current (6/30/08)				5/22/08				% Change
	Tower		CastlePoint		Tower		CastlePoint		Tower	CastlePoint
Market Data:
Current Share Price	$21.19		$9.09		$27.29		$10.71		(22.4)%	(15.1)%
% of 52W High	60%		61%		77%		68%
% of 52W Low	100%		100%		116%		116%
FD Market Capitalization	$498		$350		$642		$413
Diluted Shares O/S (mm)	23.519		38.523		23.519		38.523
Analysts Median Price Target	$39.25		$16.00		$39.25		$16.00
Price as a Multiple of:
EPS:
2008E (a)	7.2	x	5.2	x	9.3	x	6.1	x	(22.4)%	(15.1)%
2009E (a)	6.2		4.1		8.1		4.9		(23.0)%	(15.1)%
Book Value (3/31/08):
Reported	1.57	x	0.83	x	2.03	x	0.98	x	(22.4)%	(15.1)%
Adjusted (b)	1.49		0.81		1.92		0.95		(22.4)%	(15.1)%
Selected Ratios:
‘08E - ‘09E EPS Growth	15.3%		25.7%
2008E Dividend Payout Ratio	6.8%		11.4%
Indicated Dividend Yield	0.9%		2.2%
Debt/Total Capital	24.3%		24.2%
2008E ROE (a)	20.3%		15.2%
2009E ROE (a)	19.2%		16.7%
Long-Term Growth Rate (a)	22.5%		13.5%
Ratings (A.M. Best/S&P/Moody’s):	A-/—/—		A-/—/—

Source: FactSet (6/30/08), Bloomberg and company filings.

(a)       IBES median consensus.

(b)       Excludes accumulated other comprehensive income (AOCI).

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

Comparable Specialty P&C Public Company Trading Analysis

($ in millions, except per share data)

			Summary Statistics				Selected Comparable Public Companies
	Tower		Mean		Median		Markel		Navigators		Philadelphia		RLI		W.R. Berkley
Market Data:
Ticker	TWGP						MKL		NAVG		PHLY		RLI		WRB
Current Share Price	$21.19						$367.00		$54.05		$33.97		$49.47		$24.16
% of 52W High	60%		76%		74%		67%		82%		74%		81%		74%
% of 52W Low	100%		106%		105%		100%		115%		111%		105%		100%
FD Market Capitalization	$498						$3,655		$918		$2,514		$1,089		$4,242
Price as a Multiple of:
EPS:
2008E (a)	7.2	x	10.2	x	9.4	x	13.6	x	9.4	x	9.3	x	11.9	x	6.9	x
2009E (a)	6.2		10.1		9.3		14.1		9.3		8.8		11.8		6.7
Book Value (3/31/08):
Reported (b)	1.57	x	1.38	x	1.39	x	1.39	x	1.34	x	1.55	x	1.43	x	1.18	x
Adjusted (c)	1.49		1.46		1.57		1.58		1.36		1.57		1.59		1.19
Selected Ratios:
Long-Term Growth Rate (a)	22.5%		12.8%		12.5%		12.0%		11.0%		15.5%		13.0%		12.5%
‘08E - ‘09E EPS Growth	15.3%		1.3%		1.2%		(3.5)%		0.9%		5.2%		1.2%		2.9%
2008E PEG Ratio	0.32	x	0.81	x	0.85	x	1.13	x	0.85	x	0.60	x	0.92	x	0.55	x
2008E ROE (a)	20.3%		13.8%		13.7%		10.1%		13.7%		15.9%		11.7%		17.6%
2009E ROE (a)	19.2		12.2%		12.0%		8.7%		12.0%		14.5%		11.2%		14.8%
Indicated Dividend Yield	0.9%		1.3%		1.3%		—%		—%		—%		1.9%		0.8%
Debt/Total Capital	24.3%		15.8%		15.5%		20.7%		15.5%		—%		14.6%		28.1%
2007 NPW/PHS	1.0	x	1.0	x	1.1	x	1.1	x	0.8	x	1.2	x	0.7	x	1.2	x
2007 GAAP Combined Ratio	83.7%		82.0%		87.5%		88.0%		87.5%		74.8%		71.4%		88.1%
2007 Statutory Loss Ratio	42.8%		38.4%		38.1%		35.6%		47.3%		38.1%		23.3%		47.9%
Ratings (A.M. Best/S&P/Moody’s)	A-/—/—						A/BBB-/A3		A/A/A3		A+/—/A1		A+/A+/A2		A+/A+/A2

Source: FactSet (6/30/08) and company filings.

(a)       IBES median consensus.

(b)       Based on common shareholders’ equity.

(c)       Excludes accumulated other comprehensive income (AOCI).

B   SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

Regression Analysis – Price/Book vs. 2009E ROE

Source: FactSet (6/30/08) and SNL.

(a)  IBES median consensus.

B   SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

Regression Analysis – Implied Valuation

	5/22 Initial Offer
	Current		Fixed		Price Paid per CastlePoint Share
	$10.27		$12.32		$11.00		$11.50		$12.00		$12.50		$13.00		$13.50
Implied Premium to Current Share Price ($9.09)	13%		36%		21%		27%		32%		38%		43%		49%
Pro Forma 2009E ROAE	23.0%		16.7%		20.1%		18.1%		17.0%		16.6%		16.2%		15.8%
Implied Price/Book	2.04	x	1.41	x	1.72	x	1.53	x	1.44	x	1.40	x	1.37	x	1.34	x
Pro Forma Book Value per Share	$17.48		$17.84		$17.62		$17.71		$17.79		$17.87		$17.94		$18.02
Implied Pro Forma Share Price	35.72		25.19		30.24		27.12		25.53		25.01		24.52		24.06
Pro Forma 2009E Earnings per Share	4.52		3.21		3.89		3.49		3.26		3.18		3.11		3.04
Implied 2009E P/E	7.9	x	7.8	x	7.8	x	7.8	x	7.8	x	7.9	x	7.9	x	7.9	x

Note: Tower price/book implied based on pro forma 2009E ROAE.

B   SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

Insurance Universe: Valuation Snapshot

($ in millions, except per share data)

	% of 52-Week		Market	P/E									ROE		Dividend
Company	High	Low	Cap.	NTM (a)		2008E (a)		2009E (a)		LTGR (a)	P/B		2008E (a)	2009E (a)	Yield
Selected Specialty:
Markel	67.3%	100.0%	$3,655	13.8x		13.6x		14.1x		12.0%	1.39x		10.1%	8.7%	NA
Navigators	82.1	115.2	918	9.4		9.4		9.3		11.0	1.34		13.7	12.0	NA
Philadelphia	74.3	110.9	2,514	9.0		9.3		8.8		15.5	1.55		15.9	14.5	NA
RLI	81.3	105.4	1,089	11.8		11.9		11.8		13.0	1.43		11.7	11.2	1.9%
Tower	59.7	100.0	498	6.7		7.2		6.2		22.5	1.57		20.3	19.2	0.9
W.R. Berkley	74.2	100.0	4,242	6.8		6.9		6.7		12.5	1.18		17.6	14.8	0.8

Mean (b)	75.9%	106.3%		10.2	x	10.2	x	10.1	x	12.8%	1.38	x	13.8%	12.2%	1.3%
Median (b)	74.3	105.4		9.4		9.4		9.3		12.5	1.39		13.7	12.0	1.3

Selected Bermuda:
Aspen	78.0%	104.6%	$2,079	5.7x		5.8x		5.5x		10.0%	0.81x		14.4%	13.3%	2.5%
CastlePoint	60.6	100.0	350	4.6		5.2		4.1		13.5	0.83		15.2	16.7	2.2
Endurance	71.3	100.0	2,025	5.2		5.2		5.2		12.0	0.79		15.5	14.6	3.2
Odyssey	81.1	107.8	2,370	11.3		11.7		11.0		13.5	0.88		7.7	7.3	0.7
Partner Re	82.8	100.0	3,853	6.8		6.7		6.8		5.0	0.95		14.0	13.0	2.7
Platinum	86.2	103.0	1,849	6.0		5.8		6.2		12.5	0.91		16.1	13.9	1.0

Mean (b)	79.9%	103.1%		7.0	x	7.0	x	7.0	x	10.6%	0.87	x	13.5%	12.4%	2.0%
Median (b)	81.1	103.0		6.0		5.8		6.2		12.0	0.88		14.4	13.3	2.5

Primary:
ACE	86.1%	102.7%	$18,344	7.0x		7.1x		7.0x		13.0%	1.13x		14.9%	13.7%	2.0%
Arch	86.5	102.3	4,250	6.3		6.3		6.4		5.0	1.17		18.4	15.7	NA
EverestRe	69.9	100.0	4,936	6.4		6.4		6.4		10.0	0.88		13.0	12.2	2.4
Max Re	70.6	100.0	1,204	6.3		7.7		5.4		12.0	0.84		10.1	13.9	1.7
Argo Group	70.8	100.8	1,030	7.3		7.8		6.8		12.0	0.72		9.5	9.4	NA

Mean	76.8%	101.2%		6.7	x	7.1	x	6.4	x	10.4%	0.95	x	13.2%	13.0%	2.0%
Median	70.8	100.8		6.4		7.1		6.4		12.0	0.88		13.0	13.7	2.0

Source: FactSet (6/30/08), SNL and company filings.

(a)                     IBES median consensus.

(b)                    Summary statistics exclude Tower and CastlePoint.

C         Selected CastlePoint Information

C   SELECTED CASTLEPOINT INFORMATION

Summary of Analyst Estimates and Recommendations

RECOMMENDATION SUMMARY

•	Analyst coverage is limited

	•	No large capital markets banks cover the stock

	•	Median price target at $16.00 per share

RECOMMENDATION SUMMARY

PRICE TARGETS & EARNINGS ESTIMATES

		Price	Estimated EPS
Firm Name	Rating	Target	2008E	2009E	Date
Piper Jaffray	Buy	$19.00	$1.75	$2.05	5/8/08
Fox-Pitt Kelton	Outperform	13.00	1.75	2.05	5/7/08
Keefe, Bruyette & Woods	Outperform	16.00	1.80	2.30	5/7/08
KeyBanc	Buy	16.00	1.80	2.20	5/6/08
Friedman, Billings, Ramsey	Outperform	17.00	1.75	2.20	5/6/06

Consensus Statistics
High	$19.00	$1.80	$2.30
Mean	16.20	1.77	2.16
Median	16.00	1.75	2.20
Low	13.00	1.75	2.05

Buy	100%
Hold	0%
Sell	0%

Current Price:	$9.09
% Difference vs. Median:	(43)%

CONSENSUS RATING TREND

Source: FactSet (6/30/08), Bloomberg and equity research.

C   SELECTED CASTLEPOINT INFORMATION

Shareholder Ownership Summary

TOP SHAREHOLDERS

INSIDERS

Rank	Holder Name	Position	% O/S
1	Tower Group, Inc.	3,682,000	9.6%
2	Lee Michael H	956,091	2.5
3	Weiner Joel S	96,493	0.3
4	Doyle Gregory T	48,432	0.1
5	Beitz Joseph P	34,821	0.1
6	Robbie William A	34,293	0.1
7	Smith Robert S	26,293	0.1
8	Van Gorder Jan R	14,529	0.0
9	Brown Roger Alan	7,500	0.0
10	Barrow Richard M	3,000	0.0

	Top 10 Insiders	4,903,452	12.8%
	Total Insiders	4,903,452	12.8%

BREAKDOWN OF CURRENT OWNERSHIP

INSTITUTIONS/OTHER

Rank	Holder Name	Position	% O/S
1	Columbia Management Advisors, Inc.	3,464,472	9.0%
2	Leon G. Cooperman	2,500,700	6.5
3	US Trust, Bank of America	2,223,260	5.8
4	Capital World Investors	1,295,000	3.4
5	UBS Global Asset Management	1,121,794	2.9
6	Vanguard Group, Inc.	843,358	2.2
7	Eubel Brady & Suttman Asset Mgmt.	826,007	2.1
8	Lazard Asset Management LLC	762,959	2.0
9	Cumberland Associates LLC	698,474	1.8
10	ADAR Investment Management LLC	630,000	1.6

	Top 10 Institutions	11,865,324	37.4%
	Total Institutions	27,052,557	70.4%

	Retail	6,472,102	16.8%
	Total	38,428,111	100.0%

INSTITUTIONAL INVESTMENT SYTLE

Source: FactSet (6/30/08) and company filings.

C   SELECTED CASTLEPOINT INFORMATION

Top 25 Institutional Holders – Acquisition Timing
(shares in thousands)

			Since IPO		7/1/07 – 3/31/08		4/1/07 – 6/30/07
Rank	Holder	Current Position	Net Shares Acquired	% of Holding	Net Shares Acquired	% of Holding	Net Shares Acquired	% of Holding	3/31/07 Position
1	Columbia Mgmt Advisors	3,464	3,464	100%	3,092	89%	372	11%	0
2	US Trust, Bank of America	2,223	0	0%	0	0%	0	0%	2,223
3	Capital World Investors	1,295	1,295	100%	1,295	100%	0	0%	0
4	UBS Global Asset Mgmt	1,122	1,122	100%	408	36%	714	64%	0
5	Vanguard Group	843	843	100%	830	98%	14	2%	0
6	Eubel Brady & Suttman	826	826	100%	(477)	—	1,303	158%	0
7	Lazard Asset Mgmt	763	763	100%	733	96%	30	4%	0
8	Cumberland Associates	698	698	100%	(1,000)	—	1,698	243%	0
9	ADAR Investment Mgmt	630	630	100%	630	100%	0	0%	0
10	DePrince, Race & Zollo	627	627	100%	427	68%	200	32%	0
11	Third Avenue Mgmt	622	622	100%	196	32%	426	68%	0
12	Hunter Global Investors LP	537	537	100%	537	100%	0	0%	0
13	JPMorgan Asset Mgmt	517	517	100%	225	44%	292	56%	0
14	King Investment Advisors	514	514	100%	(106)	—	620	121%	0
15	Friedman, Billings & Ramsey	500	482	96%	(0)	—	482	96%	18
16	Wasatch Advisors	489	489	100%	489	100%	0	0%	0
17	Becker Capital Mgmt	475	178	37%	0	0%	178	37%	297
18	Delaware Investment Advisers	456	456	100%	(64)	—	520	114%	0
19	Peninsula Capital Mgmt	455	455	100%	355	78%	100	22%	0
20	JPMorgan Investment Advisors	455	455	100%	88	19%	367	81%	0
21	Wells Capital Mgmt	453	453	100%	188	42%	265	58%	0
22	Lotsoff Capital Mgmt	432	432	100%	378	88%	54	12%	0
23	Roumell Asset Mgmt	418	418	100%	393	94%	25	6%	0
24	Dreman Value Mgmt	415	415	100%	415	100%	0	0%	0
25	RCM Capital Mgmt	400	400	100%	344	86%	57	14%	0
	Total	19,630	17,091		9,376		7,716		2,539

Average CastlePoint Share Price	$12.90	$11.98	$15.64

Source: FactSet (6/30/08).

C   SELECTED CASTLEPOINT INFORMATION

Share Price Histograms
(shares in millions)

7/1/07 – 3/31/08

4/1/07 – 6/30/07

Source: FactSet (6/30/08).

C   SELECTED CASTLEPOINT INFORMATION

CastlePoint Income Statement – Historical/Projected
($ in millions, except per share amounts)

	Historical			Projected					CAGR
	2005	2006	2007	2008E	2009E	2010E	2011E	2012E	‘06 - ‘07	08 - ‘12
Revenues:
Net Premiums Earned	—	$79.0	$248.4	$476.2	$628.2	$666.1	$719.9	$791.8	214.5%	13.6%
Commission Income	—	2.3	7.5	7.6	7.6	7.6	7.6	7.6	219.3%	0.0%
Insurance Services Revenue	—	—	—	6.5	5.5	6.1	6.7	7.3	—	3.2%
Net Investment Income	—	11.2	29.5	44.6	58.2	72.3	86.2	100.1	163.8%	22.4%
Net Realized Gains/(Losses)	—	0.0	(8.2)	—	—	—	—	—	—	—
Total Revenues	—	$92.5	$277.1	$534.8	$699.5	$752.0	$820.4	$906.8	199.5%	14.1%

Expenses:
Loss & Loss Adjustement Expenses	—	$41.0	$131.3	$266.5	$360.0	$389.4	$428.1	$479.2	220.7%	15.8%
Commission & Other Acq. Expenses	—	29.4	91.6	161.9	209.1	218.3	234.2	255.5	211.5%	12.1%
Other Operating Expenses	0.0	12.2	17.9	24.5	26.0	27.1	28.3	29.6	46.9%	4.8%
Interest Expense	—	0.6	9.5	11.1	11.1	11.1	11.1	11.1	—	0.0%
Total Expenses	$0.0	$83.1	$250.2	$464.0	$606.3	$645.9	$701.7	$775.4	201.2%	13.7%

Pre-Tax Income	$(0.0)	$9.5	$26.9	$70.8	$93.2	$106.1	$118.7	$131.4	184.5%	16.7%
Income Tax Expense	—	1.1	5.9	(1.5)	(1.6)	(2.3)	(3.5)	(4.7)	435.9%	32.4%
Net Income	$(0.0)	$10.5	$32.7	$69.3	$91.6	$103.8	$115.2	$126.6	210.5%	16.3%

Earnings per Share:
Diluted Earnings per Common Share	—	$0.47	$0.89	$1.80	$2.37	$2.69	$2.98	$3.28	89.4%	16.3%

WA Common Shares Outstanding:
Diluted	—	22.336	36.635	38.600	38.600	38.600	38.600	38.600	64.0%	0.0%

Source: Company filings and management projections.

C SELECTED CASTLEPOINT INFORMATION

CastlePoint Balance Sheet

($ in millions)

	Historical			Growth
	12/31/06	12/31/07	03/31/08	06 - ‘07
Assets:
Investments	$390.3	$539.9	$602.8	38.3%
Cash & Cash Equivalents	34.8	153.6	193.7	341.7%
Cash & Invested Assets	$425.0	$693.5	$796.6	63.2%
Accrued Investment Income	2.2	4.1	3.8	83.8%
Assumed Premiums Receivable	44.9	125.6	168.6	179.5%
Premiums Receivable - Programs	1.3	9.1	21.2	601.4%
Prepaid Reinsurance Premiums	—	3.5	7.5	—
Goodwill	—	—	—	—
Deferred Acquisition Costs	30.4	73.1	78.4	140.7%
Deferred Income Taxes	1.1	7.1	7.8	547.5%
Deferred Financing Fees	3.1	3.7	3.6	19.1%
Funds Held by Reinsured Companies	0.6	—	—	—
Other Assets	2.8	7.2	10.3	161.7%
Total Assets	$511.3	$926.7	$1,097.8	81.2%

Liabilities:
Loss & Loss Adjustment Expense	$34.2	$121.4	$151.8	255.1%
Unearned Premium	86.2	217.5	239.2	152.4%
Assumed Losses Payable	3.5	8.5	21.3	143.9%
Premiums Payable - Programs	1.1	16.3	37.0	1,416.5%
Accounts Payable & Accrued Expenses	2.9	3.6	3.1	25.2%
Payable for Securities	—	—	86.4	—
Other Liabilities	0.7	3.6	5.1	395.9%
Subordinated Debentures	103.1	134.0	134.0	30.0%
Total Liabilities	$231.6	$504.9	$677.9	118.0%

Shareholders’ Equity:
Common Shares	$0.3	$0.4	$0.4	29.4%
Additional Paid-in-Capital	269.5	385.1	385.5	42.9%
Accumulated Other Comprehensive Income	1.7	(1.1)	(12.1)	(163.4)%
Retained Earnings	8.3	37.4	46.0	351.5%
Total Shareholders’ Equity	$279.7	$421.8	$419.8	50.8%
Total Liabilities and Shareholders’ Equity	$511.3	$926.7	$1,097.8	81.2%

Source: Company filings and management projections.

C SELECTED CASTLEPOINT INFORMATION

CastlePoint Executives and Directors

EXECUTIVES

NAME	AGE	AFFILIATIONS
Michael H. Lee	50	Chairman & CEO of CastlePoint Holdings; CEO & Director of CastlePoint Mgmt. And CastlePoint Insurance Co.

Gregory T. Doyle	47	President & Director of CastlePoint Holdings, CatlePoint Mgmt. and CastlePoint Insurance; Director of CastlePoint Re

Joel S. Weiner	58	CFO, Senior VP & Director of CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.

Richard M. Barrow	54	Senior VP & Chief Accounting Officer of CastlePoint Holdings, CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.; Director of CastlePoint Mgmt. and CastlePoint Insurance Co.

Joseph P. Beitz	51	President & Director of CastlePoint Re; Director of CastlePoint Insurance Co.

BOARD OF DIRECTORS

NAME	POSITION	AGE	TENURE	AFFILIATIONS
Michael H. Lee	Chairman & CEO	50	2006	Tower Group, Inc.

Gregory T. Doyle	President & Director	47	2006	Tower Group, Inc.; BMS Vision Re, Presidential Re, Guy Carpenter & Co.; American Re

William A. Robbie	Director	57	2006	Platinum Underwriters; St. Paul Re; XL Capital; Prudential; Continental Insurance Cos.

Robert S. Smith	Director	49	2006	Sherier Capital; Friedman, Billings, Ramsey; McGuire Woods LLP; Asset Capital Corp.

Jan Reid Van Gorder	Director	60	2007	Erie Insurance Group; Insurance Federation of Pennsylvania

Source: Company filings.

D         Summary of Material Agreements

D SUMMARY OF MATERIAL AGREEMENTS

Summary of Material Agreements

Management Agreement

•                  General: Tower Risk Management Corp. (“TRM”) acts as non-exclusive manager for performing underwriting, claims handling, soliciting, binding, issuing, and servicing for policies written in CastlePoint Insurance Company (“CPIC”) in exchange for a management fee, calculated on a sliding scale based on the net loss ratio of the business TRM writes for CPIC

•                  Term: Continuous and indefinite, though either party may terminate unilaterally upon 60 days’ notice

•                  Termination Rights: Either party may terminate unilaterally and immediately if, among other things, the other party loses its license or certificate of authority, becomes insolvent, undergoes a change in ownership of 10% of its voting stock, or if reinsurance covering the business under the agreement is canceled

Aggregate Excess of Loss Reinsurance Agreements

•                  Aggregate Excess of Loss Reinsurance Agreement between CPIC (as ceding company) and TICNY (as reinsurer)

•                  General: Tower reinsures 85% of CPIC’s brokerage business losses in excess of a specified loss ratio (52.5%) for brokerage business written through TRM

•                  Term: Effective July 11, 2007 and continues until terminated by either party unilaterally on any December 31, upon 90 days’ notice to the other party

•                  Other Termination Rights: Either party may terminate unilaterally, upon 30 days’ notice, if the other party becomes insolvent, has its surplus reduced by 50%, undergoes a change of control or reinsures its entire liability under the agreement. In addition, CPIC may terminate if TICNY’s A.M. Best rating falls below A-

•                  Aggregate Excess of Loss Reinsurance Agreement between Tower (as ceding company) and CPIC (as reinsurer)

•                  General: CPIC reinsures 15% of Tower’s brokerage business losses in excess of a specified loss ratio (52.5%)

•                  Term: Effective July 11, 2007 and continues until terminated by either party unilaterally on any December 31, upon 90 days’ notice to the other party

•                  Other Termination Rights: Either party may terminate unilaterally, upon 30 days’ notice, if the other party becomes insolvent, has its surplus reduced by 50%, undergoes a change of control or reinsures its entire liability under the agreement. In addition, TICNY may terminate if CPIC’s A.M. Best rating falls below A-

D SUMMARY OF MATERIAL AGREEMENTS

Summary of Material Agreements (cont’d)

CastlePoint Reinsurance Company (“CPRe”) reinsures Tower Group, Inc.’s (“Tower”) brokerage business, specialty and risk sharing program business, and traditional program business under three separate quota share reinsurance agreements, each effective April 1, 2006.

	BROKERAGE BUSINESS	SPECIALTY AND RISK SHARING BUSINESS	TRADITIONAL PROGRAM BUSINESS

EXPIRATION DATE	March 31, 2010	March 31, 2010	March 31, 2010

TERMINATION RIGHTS

• Either party may terminate unilaterally (i) upon 60 days’ notice, on any 12-month anniversary of April 1(a) or (ii) upon 30 days’ notice, if, among other things, the other party undergoes a change in control or reinsures its entire liability under the agreement.

• Tower may terminate immediately if CPRe becomes insolvent, undergoes a 50% reduction in surplus, or is downgraded below A.M. Best A-

• CPRe may terminate on any April 1, upon 60 days’ notice, if the sum of net loss ratio plus ceding commission under the agreement equals or exceeds 99%.

• Either party may terminate unilaterally, (i) upon 60 days’ notice, on any 12-month anniversary of April 1(a) or (ii) upon 30 days’ notice, if, among other things, the other party undergoes a change in control or reinsures its entire liability under the agreement.

• Tower may terminate immediately if CPRe becomes insolvent, undergoes a 50% reduction in surplus, or is downgraded below A.M. Best A-

• CPRe may terminate on any April 1, upon 60 days’ notice, if the sum of net loss ratio plus ceding commission under the agreement equals or exceeds 99%.

• Either party may terminate unilaterally, (i) upon 60 days’ notice, on any 12-month anniversary of April 1(a) or (ii) upon 30 days’ notice, if, among other things, the other party undergoes a change in control or reinsures its entire liability under the agreement.

• Tower may terminate immediately if CPRe becomes insolvent, undergoes a 50% reduction in surplus, or is downgraded below A.M. Best A-

• CPRe may terminate on any April 1, upon 60 days’ notice, if the sum of net loss ratio plus ceding commission under the agreement equals or exceeds 99%.

QUOTA SHARES ASSUMED BY CPRE	40%	85%	50%

CEDING COMMISSIONS

• Initially 34%, but adjusted every October 1 and April 1 based on the aggregate net loss ratio from April 1, 2006.

• The ceding commission increases 0.9% for every 1.0% decline in the net loss ratio below 61.0% up to a maximum ceding commission of 36.0% and decreases 0.9% for every 1.0% increase in the net loss ratio above 61.0%, subject to a minimum ceding commission of 31.0%.

• Initially 30%, but adjusted every October 1 and April 1 based on the aggregate net loss ratio from April 1, 2006.

• The ceding commission increases 0.9% for every 1.0% decline in the net loss ratio below 61.0% up to a maximum ceding commission of 36.0%.

• The product of Tower’s retained quota share times actual expenses incurred by Tower on all premiums ceded under the agreement, net of ceding commissions or expense reimbursement amounts recovered under other reinsurance agreements.

(a)   Pursuant to Addendum No. 1 to the Master Agreement, dated April 4, 2006, between Tower Group, Inc. and CastlePoint Holdings, Ltd., Tower and CastlePoint have agreed not to cause or permit their affiliates to exercise their annual unilateral termination rights under these quota share reinsurance agreements. The parties retain any other termination rights under these agreements.

E         Other

E OTHER

Acquisition Premium Comparison

	CastlePoint	Initial Indication (5/22/08)		Current (6/30/08)		Average
	Statistic	Low	High	Low	High	30 Day	45 Day	60 Day	90 Day
Implied Blended Value		$11.78	$12.32	$9.86	$10.27	$11.31	$11.56	$11.65	$11.71

Premium to CastlePoint Share Price:
Initial Indication (5/22/08)	$10.71	10%	15%	(8)%	(4)%	6%	8%	9%	9%
Current (6/30/08)	9.09	30%	36%	8%	13%	24%	27%	28%	29%
VWAP:
30 Day	$9.68	22%	27%	2%	6%	17%	19%	20%	21%
45 Day	9.83	20%	25%	0%	4%	15%	18%	18%	19%
60 Day	9.88	19%	25%	(0)%	4%	14%	17%	18%	19%
90 Day	9.87	19%	25%	(0)%	4%	15%	17%	18%	19%

Source: FactSet (6/30/08).